SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2002

MARSHALL & ILSLEY CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-15403	39-0968604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 North Water Street Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414)  765-7801

Item 5.  Other Events.

On October 1, 2002, Marshall & Ilsley Corporation announced the completion of its acquisition of Mississippi Valley Bancshares, Inc.  Marshall & Isley also announced that, in accordance with the terms of the merger agreement, Andrew N. Baur, Chairman and Chief Executive Officer of Mississippi Valley, joined the Marshall & Ilsley Board of Directors effective October 1, 2002.  The press release announcing the completion of the acquisition and the addition of Mr. Baur to Marshall & Ilsley’s Board of Directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 1, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2002	MARSHALL & ILSLEY CORPORATION

By: /s/ Randall J. Erickson
Randall J. Erickson Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 1, 2002